Exhibit 99.B(h)(12)(a)

AMENDMENT TO THE

PARTICIPATION AGREEMENT AMONG

GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN SACHS & CO. LLC,

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY &

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT is made and entered into as of the 10th day of March, 2022, by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST (the “Trust”), GOLDMAN SACHS & CO. LLC (formerly known as Goldman, Sachs & Co.) (the “Distributor”), THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, and LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (collectively, the “Company”), on its own behalf and on behalf of each separate account of the Company identified herein.

WITNESSETH:

WHEREAS, Trust and Distributor have entered into a Participation Agreement with the Company, dated December 1, 2008, as amended (the "Agreement"), which is incorporated herein by reference;

WHEREAS, Article XI of said Agreement provides that the Agreement may only be amended by written agreement signed by all of the parties; and

WHEREAS, Trust, Distributor and Company desire to amend Schedules 1A and 1B of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be further amended as follows:

1.	Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.	Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

3.	Amendment to Schedules. Schedules 1A and 1B are hereby deleted in their entirety and replaced with the attached Schedules 1A and 1B.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date: 3/10/2022		By:	/s/ Frank Murphy
	Name:	Frank Murphy
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

Date: 3/10/2022		By:	/s/ Frank Murphy
	Name:	Frank Murphy
	Title:	Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date: 3/10/2022		By:	/s/ Ben Richer
	Name:	Ben Richer
	Title:	SVP, Head of Funds Management

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Date: 3/10/2022		By:	/s/ Ben Richer
	Name:	Ben Richer
	Title:	SVP, Head of Funds Management

Schedule 1

Schedule 1A

Separate Accounts of the Company Registered

Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Lincoln Life Variable Annuity Account N	November 3, 1997	811-08517	Variable Annuity

Lincoln Life Flexible Premium Variable Life Account JF-A	August 20, 1984	811-04160	Variable Universal Life

Lincoln Life Flexible Premium Variable Life Account JF-C	August 4, 1993	811-08230	Variable Universal Life

Lincoln Life Variable Annuity Account JF-I	November 18, 1999	811-09779	Variable Annuity

Lincoln Life Variable Annuity Account JF-II	January 24, 1994	811-08374	Variable Annuity

Lincoln New York Account N for Variable Annuities	April 2, 2007	811-09763	Variable Annuity

Lincoln Life Flexible Premium Variable Life Account M	November 4, 1982	811-08557	Variable Universal Life

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account
Lincoln ChoicePlus Assurance (A Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-138190	Variable Annuity

Lincoln ChoicePlus Assurance (B Class)	All Series of Goldman Sachs VIT Funds/Service Class	333-149434	Variable Annuity

Lincoln Ensemble III VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144272	Variable Universal Life

Lincoln Ensemble Accumulator VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144271	Variable Universal Life
Lincoln Ensemble Protector VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144269	Variable Universal Life

Lincoln Ensemble II VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144274	Variable Universal Life

Lincoln Ensemble Exec VUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144273	Variable Universal Life

Lincoln Ensemble Exec VUL 2006	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144268	Variable Universal Life

Lincoln Ensemble SVUL	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144270	Survivorship Variable Universal Life

Pilot Classic Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144276	Variable Annuity

Pilot Elite Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144277	Variable Annuity

Allegiance Variable Annuity	All Series of Goldman Sachs VIT Funds/Service Class & Goldman Sachs Strategic Growth Fund/Institutional Class	333-144278	Variable Annuity

Lincoln ChoicePlus Assurance (A Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-145531	Variable Annuity

Lincoln ChoicePlus Assurance (B Class) (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-149449	Variable Annuity

CVUL/CVUL Series III CVUL Series III ES	All Series of Goldman Sachs VIT Funds/Service Class	333-72875	Variable Universal Life

LCV4 ES	All Series of Goldman Sachs VIT Funds/Service Class	333-104719	Variable Universal Life

LCV5 ES/LCC VUL	All Series of Goldman Sachs VIT Funds/Service Class	333-125790	Variable Universal Life

CVUL Series III ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141777	Variable Universal Life

LCV4 ES (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141773	Variable Universal Life

LCV5 ES/LCC VUL (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-141769	Variable Universal Life

Lincoln ChoicePlus Fusion	All Series of Goldman Sachs VIT Funds/Service Class	333-174367	Variable Annuity

Lincoln ChoicePlus Fusion (for New York)	All Series of Goldman Sachs VIT Funds/Service Class	333-176213	Variable Annuity

Lincoln Investor AdvantageSM	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class	333-193272	Variable Annuity

Lincoln Investor AdvantageSM Fee-Based	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class	333-193273	Variable Annuity

Lincoln Investor AdvantageSM RIA	Goldman Sachs VIT Government Money Market Fund – Institutional Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Institutional Class	333-193274	Variable Annuity

Lincoln Investor AdvantageSM (For New York)	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT	333-193276	Variable Annuity

Multi-Strategy Alternatives Portfolio – Advisor Class

Lincoln Investor AdvantageSM Fee-Based (For New York)	All Series of Goldman Sachs VIT Funds/Service Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Advisor Class	333-193277	Variable Annuity

Lincoln Investor AdvantageSM RIA (For New York)	Goldman Sachs VIT Government Money Market Fund- Institutional Class Goldman Sachs VIT Multi-Strategy Alternatives Portfolio – Institutional Class	333-193278	Variable Annuity

Lincoln Lifegoals VUL	Goldman Sachs VIT Government Money Market Fund - Service Shares Goldman Sachs VIT Multi-Strategy Alternatives Portfolio - Advisor Shares	333-259297	Variable Universal Life